                                                          EXHIBIT 1.A(8)(b)(vii)

                  FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

     WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by Insurance Company through certain separate accounts (the "Separate Accounts").

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule A of the Participation Agreement and the various portfolios made available to the Separate Accounts are listed in Schedule C;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts and two additional portfolios made available to the Separate Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, Fund, and Underwriter agree as follows:

     1. The Participation Agreement is hereby amended by substituting for the original Schedule A an amended Schedule A in the form attached hereto which adds the Strategic Advantage Variable Universal Life policy to the list of Contracts funded by the Separate Accounts.

     2. The Participation Agreement is hereby amended by substituting for the original Schedule C an amended Schedule C in the form attached hereto which adds the Alger American Growth Portfolio and Alger American Leveraged AllCap Portfolio to the list of portfolios made available to the Separate Accounts.
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      Executed this   day of February, 1995.

                                       Variable Insurance Products Fund II


ATTEST:                                BY:  /s/ J. Gary Burkhead


                                       Security Life of Denver Insurance Company


ATTEST: /s/ Bonnie C. Dailey           BY: /s/ Steve Largent

                                       Fidelity Distributors Corporation

ATTEST:                                BY:  /s/ Kurt A. Lange

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                                  Schedule A

                  Separate Accounts and Associated Contracts


Name of Separate Account and              Contracts Funded
Date Established by Board of Directors    By Separate Account

Security Life Separate Account Al         The Exchequer Variable Annuity
(November 3, 1993)                        (Flexible Premium Deferred Combination
                                          Fixed and Variable Annuity Contract)

Security Life Separate Account LI         First Line (Flexible Premium Variable
(November 3, 1993)                        Life Insurance Policy)
                                          Strategic Advantage Variable Universal
                                          Life (Flexible Premium Variable
                                          Universal Life Insurance Policy)

                                  Schedule C


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

     Alger American MidCap Growth Portfolio
     Alger American Small Capitalization Portfolio
     Alger American Growth Portfolio
     Alger American Leveraged AllCap Portfolio

     INVESCO VIF High Yield Portfolio
     INVESCO VIF Industrial Income Portfolio
     INVESCO VIF Total Return Portfolio
     INVESCO VIF Utilities Portfolio

     Neuberger and Berman Government Income Portfolio
     Neuberger and Berman Growth Portfolio
     Neuberger and Berman Limited Maturity Bond Portfolio
     Neuberger and Berman Partners Portfolio

     Van Eck Gold and Natural Resources Portfolio
     Van Eck Worldwide Balanced Portfolio

     Fidelity Investments Variable Insurance Products Fund
          Growth Portfolio
          Money Market Portfolio
          Overseas Portfolio